EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-79867 and 333-100517 of Nevada Gold & Casinos, Inc. on Form S-8 of our report dated July 13, 2004, appearing in the Annual Report on Form 10-K/A of Nevada Gold & Casinos, Inc. for the fiscal year ended March 31, 2004.

/S/ Pannell Kerr Forster of Texas, P.C.
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Houston, Texas
May 5, 2005